EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements of Heritage Insurance Holdings, Inc. on Form S-3 (333-2540941) and Form S-8 (333-197906) of our report dated March 14, 2022 with respect to the consolidated financial statements, which appear in Heritage Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission.

East Lansing, Michigan

March 14, 2022